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                                                                  EXHIBIT 21

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                                              SUBSIDIARIES OF ENGINEERED
                                                SUPPORT SYSTEMS, INC.

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                                                      State or Jurisdiction
                                                       of Incorporation or                            Name Under
           Name                                           Organization                          Which It Does Business
------------------------------------------            ---------------------                     ----------------------
Engineered Air Systems, Inc.                                Missouri                                     Same

Engineered Coil Company                                     Missouri                                  Marlo Coil

Keco Industries, Inc.                                         Ohio                                       Same

Engineered Electric Company                                 Missouri                                    Fermont

Systems & Electronics Inc.                                  Delaware                                     Same

ESSIbuy.com, Inc.                                           Missouri                                     Same

Radian, Inc.                                                Virginia                                     Same

Universal Power Systems, Inc.                               Delaware                                     Same

Technical and Management Services                           Maryland                                     Same
  Corporation

Engineered Environments, Inc.                                 Ohio                                       Same

Pivotal Power Inc.                                     Nova Scotia, Canada                               Same

Air Eagle Holdings, Inc.                                    Missouri                                     Same

Engineered Systems and Electronics, Inc.                    Missouri                                     Same

ESSI Resources, L.L.C.                                      Kentucky                                     Same

Prospective Computer Analysts Incorporated                  New York                                     Same

Spacelink International, LLC                                Virginia                                     Same

Mobilized Systems, Inc.                                       Ohio                                       Same
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